Exhibit 99.1

B2 Digital Announces Global Launch of B2 SPORTS NETWORK on Apple TV

TAMPA, FL, February 28, 2023 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE –

B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS: BTDG), the premier development league for mixed martial arts (“MMA”), is excited to announce that the Company is launching the B2SN Apple TV App for the continued expansion of the delivery and monetization of the B2 Sports Network (“B2SN”).

“Another key development in the growth of our B2 Sports Network has now been completed,” stated B2 Chairman and CEO Greg P. Bell. “We continue to expand our B2SN distribution strategy Globally and to implement our Multi-Tier Distribution strategy, expanding the footprint of our B2SN Distribution to Combat Sports Fans around the world.”

The B2 Sports Network 24/7 cable-style linear channel is now available on Apple TV. The Apple TV App will allow combat sports fans to watch the B2SN Linear TV channel as well as Video-On-Demand (“VOD”) content from the Company’s vast library of past B2 Fighting Series Events and PPV Fights.

B2SN subscribers can now watch the B2SN channel along with the B2SN library of content on all Apple iOS devices, Android devices, and Apple TV. They will also be able to watch B2SN content on the soon-to-be-launched B2 Sports Network for the emerging OTT content landscape, including additional OTT networks as they are added to the B2 Multi-Tier distribution system.

For existing subscribers, just go to the Apple TV App Store and search for “B2 Sports Network”. Then log in to the B2SN App on your Apple TV with your existing credentials to watch the B2 Sports Network linear channel, which includes all the VOD content of past events and Fights.

New customers can sign up for the new B2SN App on Apple TV by going to www.b2sn.net on any browser and signing up and downloading the B2SN Apple TV App. Then simply log in to view the B2SN Sports Network and content.

About B2Digital

B2Digital (OTC: BTDG) is the premier development league for mixed martial arts (“MMA”). The Company is primarily engaged with scheduling, organizing, and producing live MMA events, marketing those events, generating both the live audience and PPV ticket sales, and creatively selling the archived content generated through its operations in this segment. The Company also plans and is in the process of launching the B2 Sports Network Television, B2SN, channel globally to generate additional revenues over time from subscriptions, advertising, and endorsement deals with global brands as its audience grows. The B2 Fighting Series is licensed in 20 US states to operate LIVE MMA Fights. Most B2 Fighting Series events sell out at the gate.

For more information about B2Digital, visit the Company’s website at www.B2FS.com.

B2Digital has a growing social media presence. Follow us on:

Twitter: @B2digitalOTC

Facebook: https://m.facebook.com/b2digitalotc/

B2Digital: MMA’s Premier Development League

www.B2FS.com

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B2 Fighting Series

www.B2FS.com

B2 Sports Networks

www.b2sn.net

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Press Release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Marketing & Branding Agency

info@TigerGMP.com

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